EXHIBIT 1.1

                            ARTICLES OF INCORPORATION
                                       OF
                             HERITAGE FUNDING, LTD.

                                    ARTICLE I

KNOW ALL MEN BY THESE PRESENTS, That I,

                           Kent D. Krausman
                           600 Seventeenth Street
                           Suite 1000N
                           Denver, Colorado 80202,

Resident of the State of Colorado, have associated myself under the name and style of HERITAGE FUNDING, LTD., for the purpose of becoming a body corporate under and by virtue of the laws of the State of Colorado, and in accordance with the provisions of the laws of said State, I do hereby make, execute and acknowledge, in triplicate, this certificate in writing of the intention so to become a body corporate under and by virtue of said laws.

         FIRST: The corporate name and style of this Corporation shall be HERITAGE FUNDING, LTD.

         SECOND: The objects for which said Corporation is formed and incorporated are as follows, to-wit:

         1. To engage in all aspects of review and evaluation of private companies, partnerships or sole proprietorships for purposes of completing mergers or acquisitions with the Corporation; and to engage in mergers and acquisitions with any or all varieties of private entities.

         2. To transact the business of investing on behalf of itself or others, any part of its capital and such additional funds as it may obtain, or any interest therein, either as tenants in common or otherwise, and selling or otherwise disposing of the same, or any part thereof, or interest therein.

         3. To issue bonds, debentures, or obligations of the Corporation, from time to time, for any of the objects or purposes of this Corporation, and to secure them by mortgage or mortgages, or deed or deeds of trust, or pledge or lien on any of all of the real and personal property, rights privileges, and franchises of the Corporation wheresoever situated, acquired and to be acquired, and to sell or otherwise dispose of any or all of them, all in such manner and upon such terms as the Board of Directors may deem proper.

         4. To lend or advance money or give credit to such persons, firms or corporations on such terms as may seem expedient and in particular to customers and others having dealings with the Corporation, and to give guarantees or to become security for any such persons.

         5. To make and enter into all kinds of contracts, agreements, and operations by or with any person or persons, corporation or corporations, to acquire and undertake all or any part of the business assets and liabilities of any person or firm, association or corporation in connection therewith; to take acquire, purchase, hold or rent, lease, sell, exchange, mortgage, improve, renovate, develop and otherwise deal in and dispose of any and all property, real and personal, or every description incidental to or capable of being used in connection with the aforesaid business of any of them.



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         6. To purchase or otherwise acquire and hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock and bonds, debentures or other evidences of indebtedness created by any other corporation or corporations, domestic or foreign, and while the holder thereof, to exercise all the rights and privileges of ownership, including the right to vote thereon.

         7. To purchase or own stock, when permitted by the laws of the State in which we are doing business; to guarantee dividends on our own stock, and the stock of other corporations.

         8. To do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers herein named, or which shall, at any time, appear conducive to or expedient for the protection or benefit of the Corporation, either as holders of or interest in any property, or otherwise.

         9. To have and to possess all powers of a corporation granted by the laws of the State of Colorado whether herein specifically set out or not.

         10. To acquire (for cash or in exchange for its assets or otherwise), operate, dispose of, and otherwise deal and engage in any lawful business or activity for which corporations may be organized under the laws of Colorado.

         THIRD: The said Corporation is to have perpetual existence unless dissolved according to law.

         FOURTH: The total number of shares of all classes which the Corporation shall have authority to issue is 540,000,000 of which 40,000,000 shares shall be Preferred Shares, par value $.10 per share, and 500,000,000 shall be Common Shares, par value $.0001 per share, and the designations, preferences, limitations and relative rights of the shares of each class are as follows:

         1.       Preferred Shares.
                  ----------------

         The Corporation may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish it from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the laws of the State of Colorado in respect of the following:

         (a) The number of shares to constitute such series, and the distinctive designations thereof;

         (b) The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

         (c) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

         (d) The amount payable upon shares in event of involuntary liquidation;

         (e)  The amount payable upon shares in event of voluntary liquidation;

         (f) Sinking fund or other provisions, if any, for the redemption or purchase of shares;


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         (g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

         (h)  Voting powers, if any; and

         (i) Any other relative rights and preferences of shares of such series, including, without limits for, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

         2.       Common Shares.
                  -------------

         (a) The rights of holders of Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitation and relative rights of the Preferred Shares, fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Shares.

         (b) The holders of the Common Shares shall be entitled to one vote for each share of Common Shares held by them of record at the time for determining the holders thereof entitled to vote.

         FIFTH:  Cumulative voting shall not be permitted by this Corporation.

         SIXTH: A shareholder of the Corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

         SEVENTH: The affairs and management of our said Corporation shall be under the control of our Board of Directors consisting of not less than three
(3) nor more than seven (7) directors, except that the initial Board of Directors shall consist of one person, until his or her successor shall be duly elected and qualified:

         Larry Gnuse
         9101 E. Kenyon Avenue
         Suite 2300
         Denver, CO 80237

         EIGHTH: Any of the directors or officers of this Corporation shall not, in the absence of fraud, be disqualified by his office from contracting, leasing, or otherwise dealing with this Corporation, either as vendor, lessor, purchaser or otherwise, nor shall any firm, association or corporation of which he shall be a member or in which he may be pecuniarily interested in any manner be disqualified. No director or officer, nor any firm, association or corporation with which he is connected as aforesaid shall be liable to account to this Corporation or its stockholders for any profit realized by him from or through any such contract, lease or transaction, it being the express intent and purpose of this Article to permit this Corporation to buy or lease from, sell to or otherwise deal with partnerships, firms or corporations of which the directors and officers or in which they or any of them may have a pecuniary interest, and the contracts or leases of this Corporation, in the absence of fraud, shall not be void or voidable or affected in any manner by reason of any such membership. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors on a committee thereof which authorizes, approves or ratifies such contract or transaction.

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         NINTH:  The Corporation may:

         (a) Indemnify an person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

         (b) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

         (c) To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (a) or (b) of this Article Ninth or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under (a) or (b) of this Article Ninth (unless ordered by a court) and as distinguished from (c) of this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (a) or (b) above. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

         (e) Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized in
(c) or (d) of this Article Ninth upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article Ninth.


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         (f) The indemnification provided by this Article Ninth shall not be deemed exclusive or any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

         (g) The Corporation may purchase and maintain insurance on behalf o any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of this Article Ninth.

         TENTH: The Board of Directors and stockholders of the Corporation shall have the right to hold their meetings outside the state of Colorado when deemed most convenient or to the best interests of the Corporation.

         ELEVENTH: The operations of the said Corporation shall be carried on in the state of Colorado, and the Corporation shall also be permitted to conduct business in other states of the United States and to have one or more offices outside of the State of Colorado. The address of the initial registered office of the Corporation is 9101 E. Kenyon Avenue, Suite 2300, Denver, Colorado 80237, and the name of its initial registered agent at such address is Larry Gnose.

         TWELFTH: The Board of Directors may at any meeting, by a majority vote of the whole Board, sell, lease, exchange and/or convey all of its property and assets, including its goodwill and/or its corporate franchises, upon such terms and conditions and for such consideration or considerations as the Board of Directors in their sole discretion deem expedient and for the best interest of the Corporation and said consideration or considerations may consist in whole or in part of shares of stock and/or securities of any other corporation or corporations; provided, however, in all such cases the affirmative vote of the holders of two-thirds (2/3) of the common stock of said Corporation then issued and outstanding shall be voted in ratification of the Board of Directors, said vote to be taken at a special stockholders' meeting of our said Corporation duly called for that purpose; but nothing herein shall be construed to limit the power of the Board of Directors of our Corporation and said Board shall have the power in its sole discretion to sell, lease, exchange and/or convey such parts or parcels of land or personal property or assets as the Board of Directors determine are no longer necessary or expedient to be held by the Corporation. It is, however, specifically understood that the Board of Directors may at their discretion and they have the power to create a lien or mortgage on any or all of the assets of the Corporation in order to borrow money should the Board of Directors feel that it is necessary for the conduct of the business.

         THIRTEENTH: (a) Stockholders shall at all times have the right to examine the books of the Corporation except as limited by these Articles of Incorporation.

         (b) Such examination as hereinafter provided shall be made only by the stockholder in person, and no extract from the books or records of the Company shall be permitted to be made by any stockholders of the same.

         (c) Such stockholder shall give assurance in writing satisfactory to the Board of Directors that he does not desire the information required or to be obtained by such inspection for the purpose of communicating the same to others who are not stockholders and, further, that he will not directly or indirectly disclose the Company's business or affairs to any person by any officer or director of the Company except by the direction of the Board.


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         (d) No information in regard to the business or operations of the
Company and not copy of, nor extract from any of the books or records of the Company shall be furnished to any person by any officer or director of the Company except by the direction of the Board.

         (d) Stockholders desiring information in regard to the business or operations of the Company, or desiring to make inspection of the books or records, shall first make application in writing to the Board of Directors stating the specific purpose of the application, the particular information desired and the books and records required for that purpose by such stockholder before such examination and satisfy the Board of Directors that said application is made in good faith and that said examination will not be detrimental to the interests of the Corporation.

         FOURTEENTH: The Board of Directors shall have the power to make and amend such prudential By-Laws as they deem proper and not inconsistent with the Constitution or the laws of the United States or of this State for the management of the property of our Corporation, the regulation and government of its affairs and for the certification and transfer of its stock.




                    /s/ Kent D. Krausman
                  -----------------------------------
                  Kent D. Krausman, Incorporator












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